SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2001

         CANADIAN GENERAL CAPITAL
(Exact name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of organization)	1-14218 (Commission File Number)	13-7083556 (IRS Employer Identification No.)

c/o The Bank of New York, As Administrative Trustee 101 Barclay Street New York, New York	10286

(Address of Principal Executive Offices)	Zip

Registrant's telephone number, including area code:   (212) 815-3200

N/A
(Former Name or Former Address if Changed Since Last Report)

Item 1.  Changes in Control of Registrant

             Not Applicable

Item 2.  Acquisition or Disposition of Assets

             Not Applicable

Item 3.  Bankruptcy or Receivership

             Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.

             Not Applicable

Item 5.  Other Events.

On February 12, 2001, CGU Group Canada Ltd. issued a press release with respect to the redemption in full of the 9.125% Trust Originated Preferred Securities (TOPrS) on March 31, 2001 payable on April 2, 2001.

Item 6.  Resignation of Registrant's Directors.

             Not Applicable

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

             (a)  Not Applicable

             (b)  Not Applicable

             (c)  Exhibits

             99  Press Release dated February 12, 2001.

Item 8.  Change in Fiscal Year.

             Not Applicable

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          CANADIAN GENERAL CAPITAL
                          (Registrant)

                             By: THE BANK OF NEW YORK
                                 as Administrative Trustee

                                 By:/s/ Luis Perez
                                    -----------------------------------------
                                        Luis Perez
                                        Assistant Vice President

Dated: February 20, 2001

EXHIBIT INDEX

Exhibit

99	Press Release dated February 12, 2001.

EXHIBIT 99

Contact:
Norm McIntyre, Senior Vice-President, Finance and Corporate Secretary
CGU Group Canada Ltd.
416-701-4357

For Immediate Release

CGU Group Canada Ltd. Announces the Redemption of TOPrS of Canadian General Capital

Toronto, Canada, February 12, 2001 - CGU Group Canada Ltd. announced today the redemption in full of the 9.125% Trust Originated Preferred Securities (TOPrS) of Canadian General Capital (NYSE: CGGPRT). The redemption date is March 31, 2001.

The TOPrS will be redeemed at a price of $25 per security. Accrued and unpaid distributions on the TOPrS payable March 31, 2001 will be paid in the usual manner. The redemption price will be paid on April 2, 2001, the business day succeeding the redemption date.

The paying agent for the redemption of the TOPrS is The Bank of New York, 101 Barclay Street, New York, NY 10286. Holders of the TOPrS with questions may call Luis Perez at 212-815-4289.